Exhibit   99.3
                   N E W S   R E L E A S E

Contacts: Meg Pier                Vincent Loporchio
          Fleet Financial Group  Shawmut National
                                              Corporation
          401/278-3003           617/292-3239

Fleet and Shawmut Announce Divestiture Proposal
Following Discussions with Federal Reserve, U. S. Department of Justice and Attorney General

Plan Guidelines Developed that Foster Competition, Preserve
Jobs and Continue Meeting Customer Needs Throughout
Massachusetts

     Providence, Rhode Island, August 23, 1995 -- Fleet Financial Group and Shawmut National Corporation today announced their detailed divestiture proposal for Massachusetts following extensive negotiations with the Federal Reserve, Justice Department officials, and Massachusetts Attorney General Scott Harshbarger.
     The plan is subject to final approval by the Federal Reserve Board when it finally considers Fleet's application to merge with Shawmut later this year. It addresses the issues raised by Harshbarger that the package be fair and beneficial to consumers and businesses in Massachusetts.
     Massachusetts is one of four New England states in which a combined total of $3.2 billion (as of 6/30/94) of deposits will be sold to allow the merged institution to meet federal fair competition rules. In Massachusetts, 18 branches with a total of $884.3 million in deposits will be divested.
     "The divestiture discussions centered around three primary objectives: first, to foster a strong competitive environment; secondly, to ensure the availability of robust resources for small- and medium-sized businesses; and third, to enhance in cooperation with Attorney General Harshbarger the overall marketplace commitments to community reinvestment and local economic development initiatives," said Anne Slattery, Fleet Financial Group senior vice president and head of consumer and small business activities for the new entity.
     "Our selection of buyers will be based on preservation of jobs and several other points, including price and ease of systems conversion. We are especially interested in identifying buyers who exhibit concern for the community and sensitivity to customer and employee needs," said Slattery. In addition, buyers must be acceptable to the Federal Reserve Board and the Department of Justice.
     In addition to these objectives, Fleet believes that the plan also meets concerns on the part of the Department of Justice, that primarily Shawmut branches be divested, and that the packages be divested to a single buyer in most markets, if possible. The Justice Department believes that if Shawmut branches rather than Fleet are divested, there will be less customer run-off at the divested branches. Many potential buyers have expressed interest in the proposed divestitures since the institutions announced the merger.
     "This plan takes into consideration the special needs of Massachusetts. By addressing the need to preserve jobs and see to it that small- to medium-sized businesses have access to sufficient credit and related financial services, Fleet and Shawmut are demonstrating our continuing support for the state," said John P. Hamill, president, Fleet Bank of Massachusetts. "During the divestiture process, we are looking for buyers who exhibit our same concern for the community and have the ability and desire to meet customer and employee needs."
Community Support
     "Although we are divesting some branches in
Massachusetts, we are maintaining our commitment to the communities of the state," said Hamill. "In fact, Fleet has committed to maintain current combined Fleet-Shawmut levels of low- to middle-income lending (LMI) and charitable contributions in Massachusetts for the next two years."
     In addition to these commitments, Fleet and Shawmut will continue discussions with Attorney General Harshbarger to ensure his satisfaction with the institution's continuing commitment to economic development and community reinvestment initiatives in the state.
Customer Concerns
     "We are committed to working very closely with the prospective buyers to ensure a smooth transition for all customers involved -- whether retail, small business, community or commercial," Slattery said. "Our customers will receive an update on the situation shortly, but until then, we are happy to answer any questions customers may have."
     After the merger with Shawmut National Corporation, the Fleet Financial Group (FFG) will be a New England-based $81 billion diversified financial services company listed on the New York Stock Exchange (NYSE-FLT). FFG's lines of business will include commercial and consumer banking, mortgage banking, consumer finance, asset-based lending, equipment leasing, investment management services and student loan processing.
#  #  #
EDITOR'S NOTE: Attached is a list of Massachusetts branches scheduled to be divested.

FLEET FINANCIAL GROUP/SHAWMUT NATIONAL CORPORATION
Massachusetts Divestiture News Release Attachment
List of Massachusetts Branches to be Sold
8/23/95

Branch (Fleet/Shawmut)          Address & Town

BRANCH NAME (F/S)               ADDRESS

Mattapoisett (F)                28 County Rd., Mattapoisett
Hadley (S)                      140 Russell St., Hadley
Hampshire Plaza (S)             North King Street,
                                            Northampton
Triangle Street (S)             243 Triangle St., Amherst
John Fitch Highway (S)          420 John Fitch Highway,
                                             Fitchburg
Leominster-Main Street (S)      15 North Main St.,
                                            Leominster
Greenfield (S)                  324 Main St., Greenfield
Lund's Corner (S)               2206 Acushnet Ave., New
                                          Bedford
New Bedford-Pleasant Street (S) 545 Pleasant St., New
                                                   Bedford
South Dartmouth (S)             686 Dartmouth St., South
                                              Dartmouth
Sturbridge (S)                  Route 131, Sturbridge
Plaza 44 (S)                    280 Winthrop St., Taunton
Auburn (S-NE*)                  56 Auburn St., Auburn
Greendale (S)                   460 West Boylston St.,
                                        Worcester
Park Avenue (S)               295 Park Ave., Worcester
Rice Square (S)                 11 Massasoit Rd., Worcester
Shrewsbury (S)                  200 Boston Turnpike,
                                         Shrewsbury
Webster Square (S)              1227 Main St., Worcester

* NE - Former Northeast Savings